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                                                                    Exhibit 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (nos. 333-84134, 333-37964 and 333-52896), Form S-4 (nos. 333-4374 and
333-82593), and Form S-8 (nos. 333-46146, 333-36606, 333-86531 and 333-74061) of
Invitrogen Corporation and in the related Prospectus of our report dated February 7, 2003, with respect to the consolidated financial statements and schedule of Invitrogen Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                    ERNST & YOUNG LLP

San Diego, California
March 3, 2003